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                                                                   EXHIBIT 10.25

                      ORTHODONTIC CENTERS OF AMERICA, INC.

                             TARGET STOCK II PROGRAM













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                      ORTHODONTIC CENTERS OF AMERICA, INC.
                             TARGET STOCK II PROGRAM

                                    PREAMBLE

         WHEREAS, on November 9, 2001, a subsidiary of Orthodontic Centers of America, Inc., a Delaware corporation ("OCA"), merged with and into OrthAlliance, Inc., a Delaware corporation ("OrthAlliance"), and OrthAlliance thereby became a wholly-owned subsidiary of OCA (the "Merger"); and

         WHEREAS, OCA desires to establish a program through which OCA may, subject to the terms, conditions and restrictions described herein, grant shares of its common stock, $.01 par value per share ("OCA Common Stock"), to certain eligible individuals (each such eligible individual, a "Participant") who are, among other things, Affiliated Practitioners (as defined below), who timely execute and deliver their respective Amendments or Business Services Agreements (each as defined below) and are not participants in OCA's existing Target Stock Program;

         NOW, THEREFORE, OCA hereby establishes the Orthodontic Centers of America, Inc. Target Stock II Program (the "Program").

                             ARTICLE I. ELIGIBILITY

         In order for any person to be eligible to be a Participant in the Program, or to be granted shares of OCA Common Stock under the Program or any Participation Agreement (as defined below), he or she must meet and comply with each of the following:

1.1 Must Be An Affiliated Practitioner. In order to be a Participant in the Program and to be issued any shares of OCA Common Stock under or pursuant to the Program or any Participation Agreement, a person must be an Affiliated Practitioner.

         For purposes of the Program, "Affiliated Practitioner" means a licensed orthodontist or pediatric dentist who both (A) owns, beneficially and of record, shares of capital stock of, or other equity ownership interests in, a professional corporation or other professional entity (each, a "PC") that is a party to a written long-term service, management service, consulting or similar long-term agreement with OrthAlliance and/or a subsidiary thereof pursuant to which OrthAlliance and/or its subsidiary is providing business management or consulting services for such Participant's orthodontic or pediatric dental practice in exchange for a consulting or service fee (each a "Service/Consulting Agreement"), and (B) provides orthodontic or pediatric dental services in such practice as a full-time orthodontist or pediatric dentist employee of his or her respective PC, pursuant to a written employment agreement (each, an "Employment Agreement") between such orthodontist or pediatric dentist and his or her respective PC.

1.2 Must Amend Service/Consulting Agreement and Employment Agreement or Enter Into New Business Services Agreement. In order to be a Participant in the Program and to be issued any shares of OCA Common Stock under or pursuant to the Program or any Participation Agreement, an Affiliated Practitioner must also, along with his or her respective PC, execute and deliver his or her respective Amendments or Business Services Agreement to OCA.

         If the Participant's respective PC is partially owned by one or more other Affiliated Practitioners, then each of such other Affiliated Practitioners must also execute and deliver to OCA his or her respective Amendments or Business Services Agreement, as applicable, in order for the Participant to be eligible for the Program, subject to the other terms of the Program.



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         For purposes of the Program:

         o "Amendments" means an Amendment to Employment Agreement (as defined below) and Amendment to Service/Consulting Agreement (as defined below).

         o "Amendment to Employment Agreement" shall mean a written amendment to the Affiliated Practitioner's respective Employment Agreement, in form and substance satisfactory to OCA and its counsel, which amendment shall be in full force and effect and in substantially the form and substance of the form of Amendment to Employment Agreement attached hereto as Exhibit A, as such Exhibit may be amended from time to time by OCA in its discretion.

         o "Amendment to Service/Consulting Agreement" means a written amendment to the applicable Service/Consulting Agreement in form and substance satisfactory to OCA and its counsel, which amendment shall be in full force and effect and in substantially the form and substance of the form of Amendment to Service/Consulting Agreement attached hereto as Exhibit B, as such Exhibit may be amended from time to time by OCA in its discretion.

         o "Business Services Agreement" means a written long-term business services agreement among the Affiliated Practitioner, his or her respective PC and OrthAlliance (or other subsidiary of OCA), in form and substance satisfactory to OCA and its counsel and based on OCA's form of such agreement (including, without limitation, the service fee, restrictive covenant and termination provisions thereof), which agreement shall be in full force and effect, and pursuant to which OCA, OrthAlliance or other subsidiary of OCA would provide business management or consulting services for such Affiliated Practitioner's and PC's orthodontic or pediatric dental practice in exchange for a monthly consulting or service fee.

1.3 No Litigation, Notice of Termination or Non-Compliance. An Affiliated Practitioner may not be a Participant in the Program, and will not be issued any shares of OCA Common Stock under or pursuant to the Program or any Participation Agreement, if:

         (a) Such Affiliated Practitioner and/or his or her PC is a party to or has threatened any litigation or other legal or arbitration proceedings against or involving OrthAlliance, OCA or their subsidiaries, affiliates, officers, directors, agents or employees; if any such litigation or proceedings has been commenced or threatened, such Affiliated Practitioner may become a Participant and may be issued any shares of OCA Common Stock under or pursuant to the Program or any Participation Agreement, subject to the other terms and conditions hereof, only if the same has been dismissed with prejudice or fully withdrawn in a manner acceptable to OCA;

         (b) Such Affiliated Practitioner and/or his or her PC has threatened or given notice of termination or intention to terminate their respective Service/Consulting Agreement or Employment Agreement or amendments thereto; if any such notice has been threatened or given, such Affiliated Practitioner may become a Participant and may be issued any shares of OCA Common Stock under or pursuant to the Program or any Participation Agreement, subject to the other terms and conditions hereof, only if the same has been fully withdrawn in a manner acceptable to OCA;

         (c) Such Affiliated Practitioner and/or his or her PC is in default or breach of, or is not in compliance with, their obligations under the applicable Service/Consulting Agreement or Employment Agreement or amendments thereto, including, without limitation, their obligation to pay service or consulting fees to OrthAlliance, OCA or their subsidiaries; and/or

         (d) Such Affiliated Practitioner and/or his or her PC is a party with OrthAlliance or a subsidiary thereof to any practice improvement performance guarantee agreement or comparable agreement, pursuant to which service or consulting fees payable under a Service/Consulting Agreement may be abated or deferred based upon profitability of the applicable practice and the value of consideration paid to such Affiliated Professional and/or his or her PC upon OrthAlliance's or its subsidiary's acquisition of stock or assets therefrom, or entering into of a Service/Consulting Agreement therewith.


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1.4 Must Execute and Deliver Participation Agreement. In order to be a
Participant in the Program and to be issued shares of OCA Common Stock under or pursuant to the Program or any Participation Agreement, an Affiliated Practitioner must also execute and deliver a written Participation Agreement (each, a "Participation Agreement") to OCA, and OCA must have accepted such Participation Agreement in its sole discretion, which Participation Agreement shall be in form and substance satisfactory to OCA and its counsel and in full force and effect, shall address such Affiliated Practitioner's participation in the Program subject to each of the terms and conditions set forth herein and in such Participation Agreement, include certain representations and warranties relating to applicable securities laws, and be in substantially the form and substance of the form of Participation Agreement attached as Exhibit C hereto, as such Exhibit may be amended from time to time by OCA in its discretion.

1.5 Must Complete and Deliver Investor Suitability Questionnaire. In order to be a Participant in the Program and to be issued shares of OCA Common Stock under or pursuant to the Program or any Participation Agreement, an Affiliated Practitioner must also complete, execute and deliver to OCA a written Investor Suitability Questionnaire (each, an "Investor Suitability Questionnaire"), which Investor Suitability Questionnaire shall be in form and substance satisfactory to OCA and its counsel and in full force and effect, address such Affiliated Practitioner's suitability to participate in the Program in light of applicable securities laws, and be in substantially the form and substance of the form of Investor Suitability Questionnaire attached as Exhibit D hereto, as such Exhibit may be amended from time to time by OCA in its discretion.

1.6 May Not Be a Participant In Existing Target Stock Program. In 2001, OCA established the Orthodontic Centers of America, Inc. Target Stock Program (the "Original Target Stock Program"), which was made available to certain Affiliated Practitioners in connection with the Merger and in which various Affiliated Practitioners are participating (each, an "Option 2 Doctor"). If an Affiliated Practitioner is or was an Option 2 Doctor or participant in the Original Target Stock Program, he or she (and his or her PC) are not eligible to participate in the Program, or to receive any shares of OCA Common Stock or other award under the Program.

1.7 Provision of Requested Information. In order to be a Participant in the Program and to be issued shares of OCA Common Stock under or pursuant to the Program or any Participation Agreement, an Affiliated Practitioner must provide OCA with any financial information that OCA reasonably requests in order to determine the number of shares of OCA Common Stock, if any, to be granted to the Affiliated Practitioner under the Program.

                               ARTICLE II. AWARDS

         Eligible Participants in the Program will be awarded shares of OCA Common Stock under the Program (subject to the terms and conditions of the Program) in an amount determined under either Section 2.1 or 2.2 below, as applicable (subject to OCA's election to substitute a Promissory Note pursuant to Section 2.4 below):

2.1 Awards for Entering into Amendments. An eligible Participant who, along with his or her respective PC, executes and delivers to OCA his or her respective Amendments will be granted (subject to Sections 2.3 and 2.4 and the other terms and conditions of the Program) a number of shares of OCA Common Stock (rounded down to the nearest whole number) calculated under the following terms:

         (a) 70% Increase in Service Fees. If, during the 12 calendar months immediately preceding the third anniversary of the effective date of the Merger, the Participant achieves a 70% Increase In Year 3 Service Fees (as defined below), then the number of shares of OCA Common Stock granted under this Section
2.1 shall be equal to the result (rounded to the nearest whole number) of the following:

              (x)    the product of

                     (A)    3,

                     TIMES

                     (B) 70% of the amount of the Prior 12 Months Service Fees (as defined below), with respect to such Participant,


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              DIVIDED BY

              (y) The average closing price per share of OCA Common Stock as reported on the New York Stock Exchange (or other stock exchange or market on which shares of OCA Common Stock are then principally traded) during the 10 trading days immediately preceding the third anniversary of the effective date of the Merger.

For purposes of the Program:

         "70% Increase in Year 3 Service Fees" means that the amount of Year 3 Service Fees (as defined below) is at least 70% greater than the amount of the Prior 12 Months Service Fees, with respect to the applicable Participant.

         "Prior 12 Months Service Fees" means the amount of service or consulting fees (excluding any amounts reimbursed, paid, earned or accrued with respect to center expenses, operating and non-operating expenses incurred in the operation of the applicable Practice or other expenses) paid to OrthAlliance or its subsidiary by the Affiliated Practitioner or his or her PC under the applicable Service/Consulting Agreement during and with respect to the 12 calendar months immediately preceding the effective date of the Merger.

         "Year 3 Service Fees" means the service or consulting fees (excluding any amounts reimbursed, paid, earned or accrued with respect to center expenses, operating and non-operating expenses incurred in the operation of the applicable Practice or other expenses) paid to OCA or its subsidiary by the applicable Affiliated Practitioner or his or her PC under the applicable Service/Consulting Agreement during and with respect to the 12 calendar months immediately preceding the third anniversary of the effective date of the Merger.

         (b) Pro Rata Amount. However, if a Participant does not achieve the 70% Increase In Year 3 Service Fees, but the amount of such Participant's Year 3 Service Fees is at least equal to the amount of such Participant's Prior 12 Months Service Fees, then the number of shares of OCA Common Stock awarded under this Section 2.1 (subject to Sections 2.3 and 2.4 and the other terms and conditions of the Program) shall be a pro rata amount (rounded down to the nearest whole number) calculated by multiplying the number of shares of OCA Common Stock that would have been awarded under subsection (a) of this Section 2.1, times a fraction, the numerator of which is the percentage by which such Year 3 Service Fees exceed such Prior 12 Months Service Fees, and the denominator of which is 70%.

2.2 Awards for Entering into New OCA Business Services Agreement. An eligible Participant who, along with his or her respective PC, executes and delivers to OCA a Business Services Agreement will be granted (subject to Sections 2.3 and
2.4 and the other terms and conditions of the Program) a number of shares of OCA Common Stock calculated under the following terms:

         (a) 70% Increase in Service Fees. If, during the 12 calendar months immediately preceding the third anniversary of the effective date of the Merger, the Participant achieves a 70% Increase In Year 3 Service Fees Under New BSA (as defined below), then the number of shares of OCA Common Stock granted under this
Section 2.2 shall be equal to the result (rounded to the nearest whole number) of the following:

              (x)    the product of:

                     (A)    3,

                     TIMES

                     (B) 70% of the amount of the Prior 12 Months Assumed Service Fees (as defined below), with respect to such Participant,

              DIVIDED BY

              (y) The average closing price per share of OCA Common Stock as reported on the New York Stock Exchange (or other stock exchange or market on which shares of OCA Common Stock are then principally traded) during the 10 trading days immediately preceding the third anniversary of the effective date of the Merger.


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For purposes of the Program:

         "70% Increase in Year 3 Service Fees Under New BSA" means that the amount of Year 3 Service Fees Under New BSA (as defined below) is at least 70% greater than the amount of the Prior 12 Months Assumed Service Fees, with respect to the applicable Participant.

         "Prior 12 Months Assumed Service Fees" means the amount of service or consulting fees (excluding any amounts reimbursed, paid, earned or accrued with respect to center expenses, operating and non-operating expenses incurred in the operation of the applicable practice or other expenses) that would have been payable to OCA, its subsidiary or OrthAlliance, as applicable, by the Affiliated Practitioner or his or her PC under the Business Services Agreement during and with respect to the 12 calendar months immediately preceding the effective date of the Merger (assuming that the Business Services Agreement had been in effect during that period and also assuming that the operating margin of the applicable practice during that period was 5% higher than the actual operating margin for that period).

         "Year 3 Service Fees Under New BSA" means the service or consulting fees (excluding any amounts reimbursed, paid, earned or accrued with respect to center expenses, operating and non-operating expenses incurred in the operation of the applicable practice or other expenses) paid to OCA or its subsidiary by the applicable Affiliated Practitioner or his or her PC under the applicable Business Services Agreement during and with respect to the 12 calendar months immediately preceding the third anniversary of the effective date of the Merger.

         (b) Pro Rata Amount. However, if a Participant does not achieve the 70% Increase In Year 3 Service Fees Under New BSA, but the amount of such Participant's Year 3 Service Fees Under New BSA is at least equal to the amount of such Participant's Prior 12 Months Assumed Service Fees, then the number of shares of OCA Common Stock awarded under this Section 2.2 (subject to Sections
2.3 and 2.4 and the other terms and conditions of the Program) shall be a pro rata amount (rounded down to the nearest whole number) calculated by multiplying the number of shares of OCA Common Stock that would have been awarded under subsection (a) of this Section 2.2, times a fraction, the numerator of which is the percentage by which such Year 3 Service Fees Under New BSA exceed such Prior 12 Months Assumed Service Fees, and the denominator of which is 70%.

         (c) Not Eligible Under Both Sections. If a Participant enters into the Amendments, and also or subsequently enters into a Business Services Agreement, he or she would only be eligible for awards under this Section 2.2 (and not Section 2.1).

2.3 Timing and Conditions of Grants. Shares of OCA Common Stock awarded under the Program shall be issuable to Participants in four annual installments (subject to Section 2.4 and the other terms and conditions of the Program), as follows:

         (a) For each Participant, one-fourth of the total number of shares of OCA Common Stock (rounded to the nearest whole number) to be issued to such Participant under the Program will be issued to such Participant following each of the fourth, fifth, sixth and seventh anniversaries of the effective date of the Merger (each such anniversary date, a "Vesting Date") if, and only if, the amount of service or consulting fees (excluding any amounts reimbursed, paid, earned or accrued with respect to center expenses, operating and non-operating expenses incurred in the operation of the applicable Practice or other expenses) paid to OCA or its subsidiary by the Participant and/or his or her PC during and with respect to the 12 calendar months immediately preceding that particular Vesting Date pursuant to the applicable Business Services Agreement or Service Agreement ("Service Fees") is at least 90% (the "90% Minimum Target") of the amount of Service Fees such Participant and/or PC paid to OrthAlliance or its subsidiary during and with respect to the 12 calendar months immediately preceding the Merger.

         (b) However, if the 90% Minimum Target is not achieved in the 12 calendar month period immediately preceding the fourth, fifth or sixth anniversary of the effective date of the Merger (each, an "Earlier


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Period), but is achieved during the 12 calendar month period immediately preceding the fifth, sixth or seventh, as applicable, anniversary of the effective date of the Merger (each, a "Later Period"), then the installment of shares of OCA Common Stock issuable with respect to such Earlier Period will be issued following such Later Period. By way of illustration, if such target were not achieved during the periods preceding the fifth or sixth Vesting Dates, but was achieved during the period preceding the seventh Vesting Date, then the installment of shares for the fifth and sixth vesting periods would be issued after the seventh Vesting Date.

2.4 Substitution of Promissory Note.

         (a) OCA May Elect to Deliver Promissory Note. Notwithstanding any provision herein regarding the issuance of OCA Common Stock, OCA may, in its sole discretion, elect to issue the eligible Participant a non-transferable, non-negotiable promissory note substantially in the form and substance of the form of Promissory Note attached as Exhibit E hereto (each, a "Promissory Note") in lieu of all or part, in OCA's discretion, of the shares of OCA Common Stock that would otherwise be awarded pursuant to Section 2.1 or 2.2 and Section 2.3 hereof. The original principal amount of such Promissory Note shall equal all or a portion, in OCA's discretion, of the amount, as applicable, of the product computed in subparagraph (x) of Section 2.1(a) or 2.2(a), as applicable, or the pro rata amount thereof pursuant to Section 2.1(b) or 2.2.(b), as applicable.

         (b) Other Terms of Promissory Note. Principal amounts owing under the Promissory Note will bear interest from the first Vesting Date (except as provided in subsection 2.3(c) hereof) at a rate equal to the prime rate on the first Vesting Date (as reported in the Wall Street Journal or comparable reporting service selected by OCA) plus 1.5% per annum. OCA may prepay all or part of the amounts owing under the Promissory Note at any time in its discretion without penalty. The Promissory Note will be non-transferable and non-negotiable.

       (c) Manner of Payment. Principal and accrued interest payable under such Promissory Note will be payable in up to four installments, as follows:

                  (i) the first installment will consist of principal only (with respect to which no interest shall accrue), in an amount equal to 25% of the original principal amount of the Promissory Note, and will be payable within 15 business days following the first Vesting Date (subject to the conditions described in this paragraph below); and

                  (ii) the second, third and fourth installments will each consist of principal and accrued interest, in an amount equal to 25% of the original principal amount of the Promissory Note and interest accrued on that payment amount of 25% of the original principal amount since the first Vesting Date, and will be payable within 15 business days following the second, third and fourth Vesting Dates, respectively (subject to the conditions described in this paragraph below). Each such installment will be payable if, and only if, the amount of Service Fees paid to OCA, OrthAlliance or their subsidiaries by the Participant and/or the PC owned by and employing such Participant during and with respect to the 12 calendar months immediately preceding the particular Vesting Date relating to that installment is at least equal to the 90% Minimum Target. However, if the 90% Minimum Target is not achieved in an Earlier Period (in which case the installment of principal and accrued interest relating to that Earlier Period shall cease to accrue interest as of the Vesting Date relating to such Earlier Period), but is achieved during a Later Period, then the installment payable with respect to such Earlier Period will be paid following such Later Period in the same amount of principal and accrued interest that would have been paid following the Earlier Period (with no interest accruing thereon from the Vesting Date relating to such Earlier Period).

2.5 Pro Rata Basis for Practices with Multiple Owners. If a Participant's PC is partially owned by one or more other Affiliated Practitioners, then the award granted pursuant to Section 2.1 or 2.2 and Section 2.3 hereof (or Promissory
Note issued pursuant to Section 2.4 hereof) for such Participant shall be calculated by multiplying the total amount of the award that would otherwise be granted to such person pursuant to such Section 2.1 or 2.2 and Section 2.3 (or Promissory Note pursuant to Section 2.4 hereof) by his or her percentage of equity ownership of such PC.


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2.6 Only Whole Shares. Only whole shares of OCA Common Stock will be issued or awarded under the Program; no fractional shares shall be issued and the fractional share component of any computation hereunder shall be ignored.

             ARTICLE III. ADJUSTMENT UPON CERTAIN CORPORATE CHANGES

3.1 Adjustments to Shares. The number of shares of OCA Common Stock subject to an outstanding award of shares of OCA Common Stock granted to a Participant under and pursuant to the Program shall be adjusted as the Committee (as defined below) determines (in its sole discretion) to be appropriate, in the event that
(a) OCA effects one or more stock dividends, stock splits, reverse stock splits, subdivisions, consolidations, recapitalizations or other similar events; (b) OCA engages in a transaction to which Section 424 of the U.S. Internal Revenue Code of 1986, as amended (the "Code") applies; or (c) there occurs any other event which in the judgment of the Committee necessitates such action.

3.2 No Adjustment upon Certain Transactions. The issuance by OCA of shares of stock of any class, or securities convertible into shares of stock of any class, for cash or property, or for labor or services rendered, either upon direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of OCA convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, outstanding awards.

                     ARTICLE IV. LEGAL COMPLIANCE CONDITIONS

4.1 General. No OCA Common Stock or Promissory Note shall be issued under the Program except in compliance with all federal or state laws and regulations (including, without limitation, withholding tax requirements), federal and state securities laws and regulations and the rules of all securities exchanges or self-regulatory organizations on which shares of OCA Common Stock may be listed. OCA shall have the right to rely on the advice of its counsel as to such compliance. Any certificate issued to evidence shares of OCA Common Stock or any Promissory Note granted under the Program may bear such legends and statements as OCA upon advice of counsel may deem advisable to assure compliance with federal or state laws and regulations. No OCA Common Stock or Promissory Note shall be issued and no certificate for shares shall be delivered until OCA has obtained such consent or approval as OCA may deem advisable from any regulatory bodies having jurisdiction over such matters.

4.2 Representations by Participants. As a condition to the issuance of OCA Common Stock or Promissory Note under the Program or any Participation Agreement, OCA may require a Participant to represent and warrant that the Participant does not have a present intention to sell or distribute such shares and is obtaining such shares for investment and not with a view to distribution. At the option of OCA, a stop transfer order against any shares of stock may be placed on the official stock books and records of OCA, and a legend indicating that the stock may not be pledged, sold or otherwise transferred unless an opinion of counsel was provided (concurred in by counsel for OCA) and stating that such transfer is not in violation of any applicable law or regulation may be stamped on the stock certificate in order to assure exemption from registration. The Committee may also require such other action or agreement by the Participants as may from time to time be necessary to comply with federal or state securities laws. This provision shall not obligate OCA or any affiliate thereof to undertake registration of stock hereunder.

                     ARTICLE V. ADMINISTRATION AND AMENDMENT

5.1 Administrative Committee. The Program shall be administered by a committee composed of the chief executive officer and chief financial officer of OCA and/or any other officer or officers of OCA appointed to such committee by the chief executive officer of OCA (the "Committee"). The express grant in the Program of any specific power to the Committee shall not be construed as limiting any power or authority of the Committee. Any decision made or action taken by the Committee to administer the Program shall be final and conclusive. No member of the Committee shall be liable for any act done in good faith with respect to the Program or any Participation Agreement. In addition to all other authority vested with the Committee under the Program, the Committee shall have complete authority to: (a) interpret all provisions of the Program; (b) prescribe the form of any Participation Agreement; (c) make amendments to all Participation Agreements; (d) adopt, amend, and rescind rules


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for Program administration; and (e) make all determinations it deems advisable for the administration of the Program.

5.2 Determination of Financial Performance. The authorities of the Committee described in Section 5.1 include the full discretionary authority to make all determinations regarding financial performance and related matters referenced in the Program. Such matters include, but are not limited to, whether or not Participants have achieved the criteria and standards of performance required to participate in the Program and receive awards of OCA Common Stock. The Committee shall make such determinations by reference to any data and information that it deems appropriate and, to the extent that such information that is provided by a Participant is not otherwise subject to disclosure, shall employ reasonable measures that are designed to keep such information confidential.

5.3 Amendment and Termination of Program. OCA may amend, supplement, cancel and/or terminate the Program and the Exhibits hereto at any time, with or without notice to Participants or prospective Participants; provided, however, an amendment that would have a material adverse effect on the rights of a Participant under an outstanding award of shares of OCA Common Stock (or Promissory Note, as applicable) under the Program is not valid as to that Participant without the Participant's consent. If the Program is not earlier terminated as provided herein, no additional Participants may participate in the Program or be eligible for the Program following December 31, 2002, unless further extended in a written amendment to the Program by OCA in its discretion; provided, however, that any awards of shares of OCA Common Stock, or Promissory
Note in lieu of shares of OCA Common Stock, to Participants under the Program shall continue in accordance with the terms and conditions of the Program and shall continue to be governed by and subject to such terms and conditions. The terms and conditions of the Program may not be waived, except in writing signed by an authorized officer of OCA. The waiver of any of the terms and conditions of the Program shall not be construed as a waiver of any other terms and conditions hereof.

                         ARTICLE VI. GENERAL PROVISIONS

6.1 Unfunded Program. The Program shall be unfunded, and OCA shall not be required to segregate any assets that may at any time be represented by grants under the Program. Any liability of OCA to any person with respect to any grant under the Program shall be based solely upon contractual obligations that may be created hereunder. No such obligation of OCA shall be deemed to be secured by any pledge of, or other encumbrance on, any property of OCA.

6.2 Rules of Construction. Headings are given to the articles and sections of the Program solely as a convenience to facilitate reference. The masculine gender when used herein refers to both masculine and feminine. The reference to any statute, regulation or other provision of law shall be construed to refer to any amendment to or successor of such provision of law.

6.3 Governing. The internal laws of the State of Louisiana (without regard to the choice of law provisions of Louisiana) shall apply to all matters arising under the Program, to the extent that federal law does not apply.

6.4 Federal Withholding Tax Requirements. To the extent that withholding is required by law, at the time that any OCA Common Stock or Promissory Note is granted or issued pursuant to the Program, the Participant shall, upon notification of the amount due, pay to OCA amounts necessary to satisfy applicable federal, state and local withholding tax requirements or shall otherwise make arrangements satisfactory to OCA for such requirements.




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         IN WITNESS WHEREOF, the undersigned officer has executed this document effective as of June 5, 2002.

                                 ORTHODONTIC CENTERS OF AMERICA, INC.



                                 By:    /s/  Bartholomew F. Palmisano, Sr.
                                      -----------------------------------------
                                             Bartholomew F. Palmisano, Sr.
                                             Chairman of the Board, President
                                             and Chief Executive Officer


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